CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statements of Additional information in this Post Effective Amendment No. 8 to the Registration Statement (Form N-1A) (No. 333/70958) of the TIP Institutional Funds.

Ernst & Young LLP

Philadelphia, Pennsylvania
November 23, 1998